Exhibit 21

EXHIBIT “A”

COVENTRY HEALTH CARE, INC.

LIST OF SUBSIDIARIES

January 31, 2007

Subsidiaries	State of Organization
Altius Health Plans Inc. (HMO)	Utah

Carelink Health Plans, Inc. (HMO)	West Virginia

CHCCares, Inc.	Tennessee

CHC Casualty Risk Retention Group, Inc. (Reinsurance)	Vermont

Coventry Financial Management Services, Inc.	Delaware

Coventry Health and Life Insurance Company (Indemnity)	Delaware

Coventry Health Care Investment Corporation	Delaware

Coventry Healthcare Management Corporation	Delaware

Coventry Health Care of Delaware, Inc. (HMO)	Delaware

Coventry Health Care of Georgia, Inc. (HMO)	Georgia

Coventry Health Care of Iowa, Inc. (HMO)	Iowa

Coventry Health Care of Kansas, Inc. (HMO)	Kansas

Coventry Health Care of Louisiana, Inc. (HMO)	Louisiana

Coventry Health Care of Nebraska, Inc. (HMO)	Nebraska

Coventry Health Care of Pennsylvania, Inc. (HMO)	Pennsylvania

Coventry Management Services, Inc. (CSO, IS and employees)	Pennsylvania

Coventry Health Care National Network, Inc.	Delaware

Coventry Prescription Management Services, Inc.	Nevada

Coventry Services Corporation	Delaware

Coventry Transplant Network, Inc.	Delaware

Coventry Health Care National Accounts, Inc.	Delaware

Coventry Product Services, Inc.	Delaware

Coventry Health Care Workers Compensation, Inc.	Delaware

First Health Group Corp.	Delaware

American Life and Health Insurance Company	Missouri

Cambridge Life Insurance Company	Missouri

Claims Administration Corp.	Maryland

FHC , Inc.	Ontario

Coventry Health Care, Inc. - First Health Group Corp PAC, Inc.	Illinois

First Health Insurance Services, Inc.	Illinois

First Health Life & Health Insurance Company	Texas

First Health Priority Services, Inc..	California

First Health Services Corporation	Virginia

First Health Services of Arkansas, Inc.	Arkansas

First Health Services of Florida, Inc.	Delaware

First Health Services of Montana, Inc.	Delaware

Health Care Management, Inc.	Delaware

First Health Strategies, Inc.	Delaware

Group Health Plan, Inc.	Missouri

HealthAmerica Pennsylvania, Inc. (HMO)	Pennsylvania

HealthAssurance Financial Services, Inc.	Delaware

HealthAssurance Pennsylvania, Inc. (RANLI PPO) (Formerly Health PASS, Inc.)	Pennsylvania

HealthCare USA of Missouri, LLC (Medicaid HMO)	Missouri

OmniCare Health Plan, Inc. (Medicaid HMO)	Michigan

PersonalCare Insurance of Illinois, Inc.	Illinois

Provider Synergies, LLC	Ohio

Southern Health Services, Inc. (HMO)	Virginia

SouthCare PPO, Inc.	Missouri

WellPath of South Carolina, Inc.	South Carolina

WellPath Preferred Services, Inc. (TPA)	North Carolina

WellPath Select, Inc.	North Carolina